UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2015

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, the Board of Directors (the “Board”) of Angie’s List, Inc. (the “Company”) announced the appointment of Scott Durchslag as the Company’s President and Chief Executive Officer, effective immediately. Mr. Durchslag will succeed J. Mark Howell, who was serving as Interim Chief Executive Officer of the Company since July 1, 2015. Mr. Howell will return to his role as Chief Operating Officer of the Company.

On September 8, 2015, the Board was expanded to nine directors, and the Board appointed Mr. Durchslag as a Class I Director to fill the added position on the Board. Mr. Durchslag's current term is scheduled to expire at the Company's 2018 annual meeting of stockholders. Mr. Durchslag brings more than 20 years of global experience leading e-commerce and mobile technology initiatives.

Mr. Durchslag, age 49, previously served as President, e-Commerce and Marketing at Best Buy Co., Inc., a consumer electronics retailer, from 2012 to 2014. Prior to joining Best Buy, Mr. Durchslag was President of Expedia Worldwide, a global online travel agency, from 2011 to 2012. From 2008 to 2009, Mr. Durchslag was Chief Operating Officer at Skype Global S.à r.l., a worldwide provider of software and mobile communications services. He also served in various positions on the management team of Motorola’s mobile devices business. Mr. Durchslag holds a Bachelor Degree in Business Administration from the University of Chicago and a Masters of Business Administration from Harvard Business School.

In connection with Mr. Durchslag’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Durchslag entered into an Employment Agreement, dated September 4, 2015, which is attached as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement provides that Mr. Durchslag’s annual base salary will be $500,000. Mr. Durchslag will receive a one-time payment of $450,000, subject to certain clawback provisions associated with relocation requirements and continued employment with the Company for 18 months. Mr. Durchslag will also receive relocation assistance of up to $100,000. Mr. Durchslag is eligible to receive a retention and performance bonus with a target payment amount of 140% of his base salary or $700,000, up to a maximum amount of $1.4M, at the discretion of the Board and pursuant to the Company’s bonus practices and policies. Provided Mr. Durchslag remains an employee of the Company at the time of payment, Mr. Durchslag is guaranteed a 2015 bonus of no less than the product of $700,000.00 multiplied by a fraction the numerator of which is the number of days during fiscal year 2015 that he is employed by the Company and the denominator of which is 365, payable consistent with Company’s bonus practices and in no event later than March 15, 2016. Mr. Durchslag was awarded Restricted Stock Units with a total value of $2.5M, and non-qualified stock options with a total value of approximately $1.2M, subject to vesting ratably over a 4 year period. Mr. Durchslag is eligible to earn a stock-settled Performance Award, valued at approximately $2.8M, vesting in four equal allocations based on the achievement of certain stock price growth targets described in the Employment Agreement. Mr. Durchslag is entitled to participate in all generally applicable employee retirement, health and welfare and disability benefit plans, practices and programs maintained by the Company. The Company will sponsor on Mr. Durchslag’s behalf the cost of Individual Life Insurance of $1,500,000 and an additional $1,000,000 of AD&D subject to evidence of good health and underwriting limits.

Pursuant to his Employment Agreement, in the event that Mr. Durchslag’s employment is terminated by the Company without Cause or by Mr. Durchslag for Good Reason and the termination does not occur in the 18-month period following a Change of Control and subject to Mr. Durchslag’s execution and non-revocation of a separation and release agreement, he would be eligible to receive severance equal to 2.4 times his then current base salary, payable in 24 bimonthly installments, and a lump sum payment equal to 18 months of the cost of COBRA payments. Should such termination occur within the 12 months of Mr. Durchslag’s hire date, the vesting of 25 percent of his initial time-based equity awards will accelerate. Should such termination occur on or after the 12 month anniversary of Mr. Durchslag’s hire date, the vesting of his initial time-based equity awards will equal the percentage in which he was vested as of his date of termination plus any vesting that would occur through the end of the quarter of the date of termination. If such termination occurs or he resigns for Good Reason within 18 months following or six months prior to a change of control, his severance would be increased to three times base salary and three times target annual bonus and he would be eligible to receive a lump sum payment equal to 18 months of the cost of COBRA payments and the vesting of the initial time-based equity awards would accelerate and the vesting of the one-time performance-based equity awards would accelerate, with the performance goals being deemed satisfied at the greater of (i) actual performance through the date of termination of employment and (ii) 100% of target level. All amounts payable under the Employment Agreement are subject to the Company’s Executive Compensation Recovery Policy. Mr. Durchslag’s Employment Agreement also contains customary non-disclosure, non-competition and stock ownership requirements. Mr. Durchslag has also entered into the Company’s standard form of executive indemnity agreement and confidential information and inventions agreement.

There is no arrangement or understanding between Mr. Durchslag and any other person pursuant to which Mr. Durchslag was selected to serve as the Company’s President and Chief Executive Officer. There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Durchslag has a direct or indirect material interest. There are no family relationships between Mr. Durchslag and any of the directors or officers of the Company or any of its subsidiaries.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Exhibit Description
10.1	Employment Agreement with Scott Durchslag, dated September 4, 2015
99.1	Press release dated September 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2015

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement with Scott Durchslag, dated September 4, 2015
99.1	Press release dated September 8, 2015